EXHIBIT 99.1
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                                                                       11/14/06

                                                                      EXHIBIT A


                     TERM SHEET FOR CYRUS F. FREIDHEIM, JR.

                          SUMMARY OF CEO COMPENSATION
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ANNUAL BASE SALARY          $680,000

2006 BONUS                  Pro-rata  annual bonus for 2006 (based on full-year
                            amount of $680,000), payable in cash.

2007 BONUS                  Target  annual bonus for 2007 of $680,000  (100% of
                            base  salary)  with  maximum of 200% of base salary
                            ($1,360,000).  One-half  of the 2007  bonus will be
                            paid in cash and  one-half  in shares of  Sun-Times
                            Media  Group,  Inc.  (the  "COMPANY")  common stock
                            ("Shares"),   with  the  number  of  Shares  to  be
                            determined using the closing Share price on the date preceding Mr. Freidheim's commencement of employment ("START DATE") (i.e., the Share price shall be fixed, regardless of the market price of the Shares when the award is made). The 2007 bonus will be based 100% on achievement of EBITDA-based corporate performance goals agreed and established in advance.

2006 RESTRICTED STOCK       Restricted stock grant on the Start Date of 100,000
AWARD                       Shares,  vesting  50%  on  each  of the  first  two
                            anniversaries  of the Start  Date,  subject  to Mr.
                            Freidheim's continued employment as CEO through and on each such vesting date. No tax gross-up in respect of the restricted stock grant.


2006 STOCK OPPORTUNITY      One-Time  grant of a "stock  opportunity  award" on
AWARD                       the Start Date, in two parts as follows:

                            (a) the first portion of the grant will have a target of 100,000 Shares (and a maximum of 200,000 Shares) that would be earned as follows:

                            -- When the average daily closing price of a Share (the "Average Closing Price") over any consecutive four-month period exceeds $7.00, then 50% of the target (or 50,000 Shares) will be earned.

                            -- When the Average Closing Price over any consecutive four-month period exceeds $8.00, then 100% of the target (or 100,000 Shares) will be cumulatively earned.

                            -- When the Average Closing Price over any consecutive four-month period exceeds $9.00, then 150% of the target (or 150,000 Shares) will be cumulatively earned.

                            -- When the Average Closing Price over any consecutive four-month period exceeds $10.00, then 200% of the target (or 200,000 Shares) will be cumulatively earned.

                            (b) the second portion of the grant will have a target of 100,000 Shares (and a maximum of 200,000 Shares) that would be earned based on achievement of EBITDA-based corporate performance goals agreed and established in advance (which will be established independently of the EBITDA-based goals used for the 2007 bonus).

                            Except as provided below, all Shares under the stock opportunity award will be earned only if Mr. Freidheim remains continuously employed as CEO through and on the relevant date.

                            No Shares that are earned may be sold, transferred or otherwise disposed of by Mr. Freidheim (other than to pay taxes incurred in connection with the earning of the Shares) so long as he remains CEO.

LONG-TERM INCENTIVES FOR    No  other  long  term   incentives   for  2007.  If
2008 AND LATER              employment   extends   beyond   12/31/07,   then  a
                            long-term incentive plan will be implemented for 2008 and beyond, similar to the plan currently in place for the present CEO.

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TERMINATION OF              After 12/31/07, either the Company or Mr. Freidheim
EMPLOYMENT                  may terminate the relationship with 60 days notice.

                            If employment is terminated at the decision of the Company (other than for cause, death or disability) prior to 12/31/07, the CEO will be entitled to continuation of base salary, target bonus, and employee benefits until 12/31/07 or six months from the date of termination, whichever is later.

                            If employment is terminated at the decision of the Company (other than for cause, death or disability), Mr. Freidheim will have twelve months from date of termination to earn the "Stock Opportunity Award" described above. After the expiration of such twelve-month period, the "Stock Opportunity Award" shall be cancelled and expire.

DOCUMENTATION               There will be no formal employment  contract of the
                            type in place with present Company executives.  The
                            terms  approved  by  the  Board  of  Directors,  as
                            outlined in this term sheet, will be confirmed in a
                            letter  from the Company to Mr.  Freidheim.  In the
                            event of a change  of  control  of the  Company  as
                            defined in the Company's 2006  Long-Term  Incentive
                            Plan, Mr. Freidheim will be covered by the standard
                            change of control agreement now in place with other
                            executives (basically providing for acceleration of
                            equity-based awards and, upon certain  terminations
                            of  employment   after  a  change  of  control,   a
                            severance  payment and  continuation  of health and
                            welfare benefits), provided that Mr. Freidheim will
                            receive  only six months  severance  and six months
                            continuation   of  health  and  welfare   benefits;
                            provided that such amounts shall not be duplicative of any other severance provisions.